Exhibit 10.18

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of the 1st day of August, 2009 between CryoPort, Inc. ("Company"), a Nevada corporation, with executive offices at 20382 Barents Sea Circle, Lake Forest, California 92630, and Larry G. Stambaugh ("Executive"), with offices at 645 Front Street, #314, San Diego, California 92101.

RECITALS

WHEREAS, the Company wishes to retain the Executive as Chairman of the Board of Directors, President and Chief Executive Officer of the Company; and

WHEREAS, the Executive wishes to continue in such positions, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the Company and the Executive agree as follows:

AGREEEMENT

1.           Term of Agreement.  This Agreement shall commence on August 1, 2009 and shall continue in effect until Executive’s employment is terminated by Company or Executive ("Term") as hereinafter provided.

2.           Position and Duties.  Except as may otherwise be agreed upon between the Company and the Executive, the Company agrees to employ the Executive, and the Executive agrees to serve the Company, as Chairman of the Board of Directors, President and Chief Executive Officer.  The Executive shall render such services to the Company as are customary for such positions and perform all other services incident thereto.  The Executive shall abide by all Company policies and procedures. At all times, the Executive shall report directly to the Board of Directors of the Company.  The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, except for time spent for service on the boards of directors of other corporations, vacations as defined in 4.2 below and by Company policy and civic and charitable activities, and shall represent the Company within its industry.

3.           Place of Performance.  In connection with his employment by the Company, the Executive shall, except as the Executive may otherwise agree, perform his principal activities from offices located in Lake Forest and San Diego, California, subject to travel reasonably required for the Company's business.

4.           Compensation and Related Matters.

4.1           Base Salary.  During the term, the Company shall pay to the Executive, in equal installments not less often than twice per month, a base salary of not less than $360,000.00 per year and such base salary shall be subject to increase from time to time based upon recommendations from the Compensation Committee to the Board of Directors.  All amounts payable to the Executive pursuant to this Agreement shall be paid subject to such reporting and withholding requirements, if any, as may be imposed by applicable law and applicable Company policy.

4.2           Vacations and Sick Days.   The Executive shall be eligible for twenty-five (25) days paid time off days a year and administered in accordance with Company vacation and sick leave policy.

4.3           Incentive Compensation.

a.           The Executive shall be eligible to receive incentive payments pursuant to a plan to be prepared by the Company's Board of Directors with the Executive's participation ("Incentive Plan").  The parties shall endeavor to establish the initial Incentive Plan at the earliest practicable time.  The Incentive Plan shall provide that, assuming satisfaction of the performance criteria to be set forth in the Incentive Plan, the Executive shall be eligible to earn and receive an annual incentive with respect to each of the Company's fiscal years during the Term in an amount up to 60% of the Executive's then current annualized base salary hereunder, such incentive to be payable within five (5) business days following the completion of an audit of the Company’s financial statements for the fiscal year to which the incentive relates by its independent public accountant.  The incentive will be based upon the annualized base salary for the year in which the incentive applies.

b.           In the event that the Company, during the period commencing effective as of March 30, 2009 and continuing to the last day of the Term, raises an aggregate of $5,000,000 pursuant to equity and/or convertible debt financings, then Executive shall be entitled to receive a onetime incentive payment in the amount of $125,000.

4.4           Benefit Plans and Arrangement.  The Executive shall be entitled to participate in and receive benefits under the Company's employee benefit plans and arrangements in effect during the Term.  The Company shall pay the cost of the Executive's health insurance coverage in accordance with the Company's plans and policies during the Term, notwithstanding anything to the contrary in such plans and policies.

4.5           Perquisites.  During the Term, the Executive shall be entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers.

4.6           Expenses.  The Company shall reimburse the Executive for all normal out-of-pocket expenses related to the Company's business actually paid or incurred by him in the performance of his services under this Agreement in accordance with the Company’s business expense reimburse policy.

4.7           Option Grant.  In addition to the previously awarded warrant for 500,000 shares Common Stock issued to Executive on December 10, 2008, on October 1, 2009, or sooner if permitted by debt restrictions, Executive will become entitled to receive, and the Company's Board of Directors will award to Executive, an incentive stock option to acquire 670,000 shares of Common Stock of the Company at the greater of the per share fair market value of such Common Stock or the current price allowable under Convertible Debenture Agreements (“Debentures”) entered into by the Company on September 27, 2007 and May 30, 2008, or if the Debentures are no longer in force and effect, at the per share fair market value of Common Stock such stock on the date of the grant.  The right to exercise the stock option will vest as to 33⅓% of the underlying shares of Common Stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

5.           Termination.  The Executive's employment hereunder may be terminated under the following circumstances (without impairing the Executive's rights under benefit plans and arrangements and the Company's policies and procedures):

5.1           By the Company Without Cause. The Company may terminate the Executive’s employment without “cause” (as hereinafter defined) at any time by delivering to Executive written notice of its election to terminate his employment not less than sixty (60) days prior to the effective date of such termination.

5.2           Termination Upon Death or Permanent Disability.  Executive’s employment shall automatically terminate upon the death or permanent disability of Executive.  For purposes of this Agreement, "permanent disability" shall mean the inability to perform services hereunder for a period of six consecutive months.

5.3           Termination by Company for Cause.  The Company shall have the option to terminate Executive’s employment for “cause” in the event that Executive (a) pleads guilty to or is convicted of a felony, (b) engages in grossly negligent conduct or willful misconduct in connection with the execution of his duties hereunder which materially and adversely affects the Company after written notice by the Company to the Executive of the specific acts that form the basis for the termination, and (c) materially fails to perform his duties hereunder, provided the nonperformance continues uncorrected for a period of thirty days after written notice thereof by the Company to the Executive specifically identifying the manner in which the Company believes the Executive has not performed his duties.  For purposes of this Section 5.3, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interests of the Company.

5.4           Severance and Health Insurance.  If the Company terminates Executive's employment other than for cause pursuant to Section 5.3 or Executive terminates his employment pursuant to Section 5.5, then, upon execution of a general release substantially in the form of the attached Exhibit A, Executive, in lieu of all other remedies and as liquidated damages, shall be entitled to receive a severance payment equal to (i) six (6) months’ base salary, if such termination occurs during the first twelve months of employment, or (ii) twelve (12) months’ base salary if such termination occurs following the first twelve months of employment, and, in either instance, health care insurance coverage for one year.

5.5           Constructive Discharge.  Any significant reduction or adverse change in the nature or scope of the Executive's authority, duties, status or position contemplated by Section 2 hereof, including an the Company’s relocation of his place of employment by more than 50 miles from its current location, or a reduction of the base salary and/or benefits of the Executive from those provided for in Section 4 hereof as they may from time to time be in effect, will be the basis for the Executive's termination of this Agreement by giving at least sixty (60) days prior notice to the Company and in such event the termination will be treated as a termination by the Company without cause under Section 5.3.

5.6           Benefits Upon Termination for Cause or Voluntary Termination by Executive.  In the event the Company properly terminates Executive's employment under this Agreement for cause pursuant to Section 5.3 or Executive voluntary resigns from his employment during the Term:

a.           all salary shall be prorated as of the date of termination and such prorated amount shall be paid to Executive;

b.           all warrants or stock options granted to Executive shall be governed by the instruments granting such rights; and

c.           the Company shall (i) make such other and further payment to Executive, his designated beneficiaries and his dependents as may be provided pursuant to the terms of any employee benefit plan and other compensation plans, programs and structures, or fringe benefit programs in which Executive is a participant at the time of the termination of his employment with the Company and (ii) promptly reimburse the Executive for any then unreimbursed out-of-pocket expenses pursuant to Section 4.6.

6.           Consulting Agreement.   Upon the signing of this Agreement, the Consulting Agreement entered into between the Company and Executive in December of 2008 shall terminate by agreement of the Parties.

7.           Solicitation of Employees Prohibited.  During Executive’s employment and for one year following the termination of Executive’s employment, Executive shall not, directly or indirectly ask, solicit or encourage any employee(s) of Employer to leave their employment with Employer.  Executive further agrees that he shall make any subsequent employer aware of this non-solicitation obligation.

8.           Arbitration.   Executive and the Company agree that all disputes arising out of or concerning the terms of this Agreement or concerning or arising out of Executive’s employment or termination of Executive’s employment with the Company will be subject solely to binding arbitration. The arbitrator selection and conduct of the arbitration will be pursuant to the Commercial Arbitration Rules of the American Arbitration Association. This means that a neutral arbitrator or arbitrators will resolve any disputes and that by entering into this Arbitration Agreement the parties knowingly and voluntarily waive their rights to a jury trial. The place of the arbitration shall be in Orange County, California and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators are empowered to determine any and all claims either party may have falling under the first sentence of the Section 7, including all statutory claims; such statutory claims include, but are not limited to, any claims arising out of the Fair Employment and Housing Act (Government Code 12900 et seq.), the Americans With Disabilities Act of 1990 (42 U.S.C. 12101 et seq.), the Family and Medical Leave Act (29 U.S.C. 2601 et seq.), the Age Discrimination in Employment Act (29 U.S. C. 621 et seq.), the Employment Income Security Act (29 U.S.C. 1132 et seq.), and to the extent permitted by law, Title VII of the 1964 Civil Rights Act (42 U.S.C. 2000e et seq.) and the federal Civil Rights Act (42  U.S.C. 1983). If either party believes it is necessary to undertake discovery on asserted statutory claims, such party shall apply to the arbitrator or arbitrators for rights to undertake discovery, and the arbitrator shall allow discovery sufficient for either party t adequately arbitrate, vindicate, or defend the statutory claims, including access to essential documents and witnesses. At the conclusion of the arbitration, the arbitrator shall issue a decision in writing setting forth the essential findings and conclusions, and this decision is subject to judicial review. The Company agrees to pay all the fees that the arbitrator or arbitrators charge for the costs of administering and/or undertaking the arbitration, including such fees charged by the arbitrator or arbitrators to Executive.

9.           Attorneys Fees.  In the event of any dispute relating to this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys’ fees and costs.

10.         Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	If to the Company:
Larry G. Stambaugh	CryoPort Inc.
645 Front Street #314	20382 Barents Sea Circle
San Diego, California 92101	Lake Forest, California 92630
Attn: Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change in address shall be effective only upon receipt.

11.         Miscellaneous.  This Agreement represents the entire agreement between Executive and the Company concerning the subject matter hereof, and supersedes any previous oral or written communications, representations, understandings or agreements with the Company or any officer or agent thereof through the date the Agreement is executed by the parties.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any proper or subsequent time.  No agreements or representations, oral otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly or referred to in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California relating to contracts to be performed entirely therein.

12.         Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.         Headings.  The headings of the paragraphs herein are for convenience only and shall have no significance in the interpretation of this Agreement.

14.         Bind and Inure.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives and successors, including any successor of the Company by reason of any dissolution, merger, consolidation, sale of assets or other reorganization of the Company.

15.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has signed this Agreement, as of the day and year first above written.

CRYOPORT, INC.

By: /s/ Catherine Doll____________
Name: Catherine Doll
Title: Chief Financial Officer

EXECUTIVE

By: /s/ Larry G. Stambaugh________
Name: Larry G. Stambaugh

EXHIBIT A

RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of CryoPort, Inc. and each of its subsidiaries, associates, affiliates, successors, heirs, assigns, agents, managers, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent to the extent permissible under applicable law (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)           HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)           HE HAS TWENTY ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)           HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.  If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement or any of the Claims released herein, the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs in that action or proceeding, in addition to any other relief to which he or it may be entitled.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this _____ day of __________, _____.

“EXECUTIVE”

Larry G. Stambaugh